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                                                                   EXHIBIT 10.27

                                 SUB-SUBLEASE
                                 5 FORBES ROAD
                         LEXINGTON, MASSACHUSETTS 02173

Sub-sublease made as of the  1 day of November 1996 between IPRAX CORPORATION, a
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Delaware corporation with its offices at Five Forbes Road, Lexington,
Massachusetts 02173 ("Sub-sublandlord"), and PHOTOELECTRON CORPORATION, a Massachusetts corporation with offices at Five Forbes Road, Lexington, Massachusetts 02173 ("Sub-subtenant").

1.   RECITALS: Reference is made to a lease dated February 6, 1979 between
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Trustees of Lexington Development Company Trust ("Prime Landlord") and
Sublandlord (Unitrode Corporation), as amended by a First Amendment to Lease dated June 5, 1989, for a portion of the building known as 5 Forbes Road in Lexington, Massachusetts (the "Building"), said lease being herein referred to as the "Prime Lease" and a Sublease dated July 2, 1996 between Unitrode Corporation, Sublandlord and Iprax Corporation, Sublessee.

2.   SUB-SUBLEASE OF PREMISES: In consideration of the mutual agreements
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hereinafter set forth, Sub-sublandlord hereby subleases to Sub-subtenant, and
Sub-subtenant hereby leases from Sub-sublandlord, the portion of the second floor of the Building shown on EXHIBIT A attached hereto and made a part hereof (the "Demised Premises") for a term commencing October 1, 1996 and ending on July 31, 1999, subject to and upon the further terms and conditions hereinafter set forth.

3.   RENT: Yielding and paying to Sub-sublandlord rent in the amount of
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$128,700.00, payable in advance on the first of the month as follows:

     Commencing November 1, 1996 through July 31, 1999        $3,900.00/month

A Security Deposit of $3.900.00, as set forth in Paragraph 9 hereof, shall be payable upon execution of this Sub-sublease.

4.   ADDITIONAL RENT: Sub-subtenant shall pay as additional rent to Sub-
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sublandlord Tenant's pro rata share relating to the Demised Premises of any charges for electricity supplied to the Building in excess of $.85 per rentable square foot per year. In addition, if Sub-sublandlord shall be charged for additional rent (such as operating cost escalation, as defined in Section 4.1 of the Prime Lease, but excluding the cost of electricity for the Building and for the Demised Premises) or other sums pursuant to the provisions of the Prime Lease, Sub-subtenant shall pay such amount to Sub-sublandlord within five business days after billing therefor, all billing to be accompanied by true and complete copies of Landlord's Statement, as such term is defined in the Prime Lease. If Sub-subtenant shall procure any additional services from the Building such as after-hours air conditioning, Sub-subtenant shall pay for same at the rates charged therefor by Prime Landlord and shall make such payments as the Sub-sublandlord shall

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Five Forbes Road, Lexington MA 02173

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direct in accordance with the terms of the Prime Lease. Base year for taxes and operating cost escalation shall be 1995.

5.  USE:  The Demised Premises shall be used for general office uses only and
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for no other purpose.

6.  SUBLET OR ASSIGNMENT: Sub-subtenant shall not assign this Sub-sublease nor
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sublet the Demised Premises in whole or in part, and shall not permit Sub-
subtenant's interest in this Sub-sublease to be vested in any third party by operation of law or otherwise.

7.   SUBJECT AND SUBORDINATE:   This Sub-sublease is subject and subordinate to
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the Prime Lease, a true and complete copy of which is attached hereto as EXHIBIT
B. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease Sections 1. 1; 1.2; 2. 1; 3.2; 3.3; 3.4; 4.2; 4.3; 4.4; 4.5; 4.7; 5. 1; 5.2; 6. 1; 7. 1; 7.2; 8. 1; 8.2; 8.3; 8.4; 8.5; 9.1;
9.2; 10.1; 10.2; 10.3; 10.4; 10.5; 10.6; 10.7, 10.8, 10.9, 10.10; 10.11; 10.12;
and 10. 1 5 shall be deemed incorporated into this Sub-sublease with the same force and effect as if Sub-sublandlord were the Landlord under said Prime Lease and Sub-subtenant were the tenant thereunder. In case of any breach thereof by Sub-subtenant, Sub-sublandlord shall have all the rights against Sub-subtenant as would be available to the landlord against the tenant under the Prime Lease if such breach were by the tenant thereunder. Except to the extent otherwise expressly provided herein, the only services or rights to which Sub-subtenant is entitled hereunder are those to which Sub-sublandlord is entitled under the Prime Lease and, therefore, for all such services and rights, Sub-subtenant will look to the Prime Landlord only.

Notwithstanding the foregoing, Sub-subtenant shall have no right to exercise any option or election given to Sub-sublandlord under the Prime Lease, and Sub-sublandiord does not hereby agree to exercise any such option or election given to Sub-sublandlord under the Prime Lease. In the Event that the Prime lease terminates due to casualty in accordance with the termination provisions of the Prime Lease, this Sub-sublease shall terminate simultaneously.

8.   NO DEFAULT; INDEMNITY: Sub-subtenant shall neither do nor permit anything
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to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Landlord. Sub-subtenant shall indemnify, defend and hold Sub-sublandlord harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sub-subtenant or arising out of the use or occupation of the Demised Premises by Sub-subtenant, except such as may be due to the negligence or other misconduct of Sub-sublandlord or those for whom it is legally responsible.

9.   SECURITY DEPOSIT: Upon the execution and delivery of this Sub-sublease,
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Sub-subtenant shall pay to Sub-sublandlord a Security Deposit in the sum of
$3,900-00 as security for the full and faithful performance of the terms, covenants and conditions of this Sub-sublease on Sub-subtenant's part to be performed or observed including, but not limited to, payment of rent as may be in default or any other sum which Sub-sublandlord may expend or be required to expend by reason of Sub-subtenant's default including any damages or deficiency in re-letting

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the Demised Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sub-sublandlord.

The Security Deposit shall be held by Sub-sublandlord in trust and shall be deposited in a separate interest-bearing account in a banking institution. If Sub-subtenant FULLY and faithfully complies with all the terms, covenants and conditions of this Sub-sublease on Sub-subtenant's part to be performed or observed, the Security Deposit, or any unapplied balance thereof, plus interest, shall be returned to Sub-subtenant after the time fixed as the expiration of the term of this Sub-sublease and after the removal of Sub-subtenant and surrender of possession of the Demised Premises to Sub-sublandlord.

10.  ALTERATIONS:  Sub-subtenant shall not make any changes or additions to the
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Demised Premises without Sub-sublandlord's prior written consent in each instance.

11.  INSURANCE: At the time of execution of this Sub-sublease, Sub-subtenant
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shall provide Sub-sublandlord with a certificate evidencing public liability insurance with respect to the Demised Premises in the amount of at least $1,000,000.00 (one million dollars) for bodily injury and $100,000.00 (one hundred thousand dollars) for property damage, and shall maintain such insurance in effect throughout the term of this Sub-sublease. Sub-subtenant shall also maintain adequate casualty and theft insurance with respect to its furnishings, operations and personal effects.

Sub-sublandlord and Sub-subtenant shall each endeavor to cause all policies of insurance with respect to the Demised Premises and the Building or any property therein to contain the insurers' waiver of subrogation and consent to pre-loss waiver of rights by the insured. Effective only when permitted by the policy, Sub-sublandlord and Sub-subtenant, respectively, waive all claims and rights to recover against the other in the event of insured loss or damage to the extent of insurance proceeds collected by the damaged party.

12.  REPRESENTATIONS AND COVENANTS OF SUB-SUBLANDLORD: Sub-sublandlord
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represents, covenants and warrants to Sub-subtenant that (A) the Prime Lease is in full force and effect and there are no additions or modifications thereto which have not been disclosed to Sub-subtenant; (B) there exists no default under the Prime Lease on the part of either party thereto; (C) there are no agreements, written or oral, between Sub-sublandlord and Prime Landlord other than the Prime Lease; and (D) as of the date hereof, Sub-sublandlord has entered into no other agreement to sublet any space covered by the Prime Lease other than the Demised Premises. Sub-sublandlord covenants that it will not breach the Prime Lease nor suffer the Prime Lease to be breached during the term of this Sub-sublease and that so long as there exists no default hereunder, Sub-subtenant shall peacefully enjoy the Demised Premises without disturbance or interruption for the term hereof.

13.  CONSENT TO SUBLEASE: Notwithstanding execution of this Sub-sublease, this
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Sub-sublease shall not be valid or in any force or effect and neither Sub-
sublandlord nor Sub-subtenant shall have any obligation hereunder until Prime Landlord has executed and delivered to Sub-subtenant a written consent to this Sub-sublease in substantially the form attached as


SUB-SUBLEASE/1996-4

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EXHIBIT C hereto. If said consent is not executed and delivered to Sub-subtenant by or on, Sub-subtenant may then or thereafter, at its sole option, terminate this Sub-sublease and declare it a nullity by delivering written notice to Sub-sublandlord.

14. ADDITIONAL PROVISIONS:
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(A)   NOTICES. Any notice required or permitted under this Sub-sublease shall be
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      deemed properly given when placed in the mail (postage prepaid, certified mail with return receipt requested) or when delivered by hand to the following address or to such other address as each party may designate in accordance with these provisions:

TO SUB-SUBLANDLORD: Iprax Corporation
                    Five Forbes Road
                    Lexington, MA 02173
                    Attention: President

TO SUB-SUBTENANT:   Photoelectron Corporation
                    Five Forbes Road
                    Lexington, MA 02173
                    Attention: President

(B) The submission of this sub-sublease for examination does not constitute an offer to make a lease, and this instrument shall become effective only upon execution hereof of an instrument consenting to this Sub-sublease by both Sub-sublandlord and Sub-subtenant and upon execution by Sub-sublandlord and Prime Landlord.



15.  COUNTERPARTS: This Sub-sublease may be executed in counterparts and the
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     counterparts, when assembled, shall constitute one complete Sub-sublease.

TO HAVE AND TO HOLD the Demised Premises for the term recited hereunder.



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EXECUTED as an instrument under seal this 27th day of November 1996.
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Sub-sublandlord:    IPRAX CORPORATION

                    By: /s/ Kim Shah
                        ---------------------------
                        Kim Shah
                        President and CEO

                    Date:  12/10/96
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Sub-subtenant:      PHOTOELECTRON CORPORATION

                    By: /s/ Peter E. Oettinger
                        ---------------------------
                        Peter E. Oettinger
                        Vice-President and COO

                    Date:  11/27/96
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SUB-SUBLEASE/1996

Five Forbes Road, Lexington MA 02173

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